Exhibit 99.2

AMENDMENT TO FACILITY AGREEMENT

AMENDMENT dated August 5, 2010 (this “Amendment”) to the FACILITY AGREEMENT (the “Agreement”), dated as of June 17, 2009 (the “Agreement Date”), between Arena Pharmaceuticals, Inc., a Delaware corporation (the “Borrower”), and those lenders set forth on the signature page hereof (individually, a “Lender” and together, the “Lenders” and, collectively with the Borrower, the “Parties”), pursuant to which the Lenders agreed to lend to the Borrower up to $100,000,000, subject to the terms and conditions set forth in the Agreement.

W I T N E S S E T H:

WHEREAS, on July 6, 2009, the Borrower borrowed from the Lenders $100,000,000 pursuant to the Agreement;

WHEREAS, on the date hereof the Borrower and the Lenders have entered into a Securities Purchase Agreement (the “SPA”), pursuant to which the Lenders have agreed to purchase from the Borrower, and the Borrower has agreed to issue and sell to the Lenders, shares of the Borrower’s Common Stock;

WHEREAS, the Borrower desires to prepay the Loan (as defined in the Agreement) in the aggregate amount of $30,000,000;

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the Lenders and the Borrower agree as follows:

1. Concurrently with the Closing (as defined in the SPA) the Borrower shall prepay the Loan in the amount of $30,000,000. Sections 2.12(a) and (d) of the Agreement shall not apply to such prepayment.

2. Effective as of the Closing, Section 2.12(b) of the Agreement shall be amended to read as follows:

“Notwithstanding Section 2.3, the Borrower shall prepay the Loan (which for the purpose of this Section 2.12(b) shall not include the Call Loan) in cash on the first anniversary of the Disbursement Date in the principal amount of ten million Dollars ($10,000,000), and on the second anniversary of the Disbursement Date in the principal amount of twenty million Dollars ($20,000,000); provided, however, that if the Borrower receives FDA Approval prior to such second anniversary, the payment otherwise due on such date shall instead be made on the fourth anniversary of the date of this Agreement. For the purpose of this subsection (b), FDA Approval shall mean the approval and authorization by the FDA of the New Drug Application covering lorcaserin required to market and sell lorcaserin in the United States.”

3. Except as amended by this Amendment, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the undersigned Lender and the Borrowers have caused this Amendment to be duly executed as of the date first written above.

BORROWER:		LENDERS:

ARENA PHARMACEUTICALS, INC.		DEERFIELD PRIVATE DESIGN FUND, L.P.

By:	/s/ Robert Hoffman	By:	Deerfield Capital, L.P., its General Partner
Name:	Robert E. Hoffman
Title:	VP, Finance and Chief Financial Officer	By:	J.E. Flynn Capital LLC, its General Partner

		By:	/s/ David Clark
		Name:	David J. Clark
		Its:	Authorized Signatory

DEERFIELD PRIVATE DESIGN INTERNATIONAL, L.P.

		By:	Deerfield Capital, L.P., its General Partner

		By:	J.E. Flynn Capital LLC, its General Partner

		By:	/s/ David Clark
		Name:	David J. Clark
		Its:	Authorized Signatory

DEERFIELD PARTNERS, L.P.

		By:	Deerfield Capital, L.P., its General Partner

		By:	J.E. Flynn Capital LLC, its General Partner

		By:	/s/ David Clark
		Name:	David J. Clark
		Its:	Authorized Signatory

DEERFIELD INTERNATIONAL LIMITED

		By:	/s/ David Clark
		Name:	David J. Clark
		Its:	Authorized Signatory

DEERFIELD SPECIAL SITUATIONS FUND, L.P.

By:	Deerfield Capital, L.P., its General Partner

By:	J.E. Flynn Capital LLC, its General Partner

By:	/s/ David Clark
Name:	David J. Clark
Its:	Authorized Signatory

DEERFIELD SPECIAL SITUATIONS FUND INTERNATIONAL LIMITED

By:	/s/ David Clark
Name:	David J. Clark
Its:	Authorized Signatory

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